Exhibit 4.1

KINGSWAY AMERICA INC.,

as Issuer,

KINGSWAY FINANCIAL SERVICES INC.,

as Guarantor,

and

BNY MIDWEST TRUST COMPANY,

as Trustee

7.50% Senior Notes due 2014

INDENTURE

Dated as of January 28, 2004

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	3.02; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	3.10
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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EXHIBITS

EXHIBIT A	Form of Initial Note
EXHIBIT B	Form of Exchange Note

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INDENTURE dated as of January 28, 2004 among Kingsway America Inc., a Delaware corporation (the “Issuer”), Kingsway Financial Services Inc., an Ontario corporation (the “Guarantor”), and The BNY Midwest Trust Company, an Illinois trust company (the “Trustee”).

Recitals

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance, initially, of up to US$100,000,000 aggregate principal amount of the Issuer’s 7.50% Senior Notes due 2014 issuable as provided in this Indenture. For value received, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Parent Guarantee provided for herein. All actions necessary to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantor, in accordance with its terms, have been taken.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Additional Notes” means any additional Notes (other than Exchange Notes and Private Exchange Notes) issued by the Issuer (and authenticated by the Trustee) from time to time subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable GAAP” means generally accepted accounting principles which are in effect in the United States or Canada from time to time applied in a consistent manner from period to period, as followed by the Issuer or the Guarantor, as the case may be.

“Applicable Law” means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, orders and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution of such Person’s Board of Directors certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law to close.

“Capital Lease” means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with Applicable GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity interest prior to conversion or exchange.

“Capitalized Lease Obligations” means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with Applicable GAAP are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Applicable GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Indebtedness” means, as of the date of determination thereof and as determined in accordance with Applicable GAAP on a consolidated basis, without duplication, an amount equal to the aggregate principal amount of Indebtedness of the Guarantor and its Subsidiaries.

“Consolidated Shareholders’ Equity” means the aggregate amount of shareholders’ equity of the Guarantor as shown on the most recent quarterly or annual balance sheet of the Guarantor and its Subsidiaries, presented in accordance with Applicable GAAP on a consolidated basis.

“Consolidated Total Assets” means, as of the date of determination thereof and as determined in accordance with Applicable GAAP on a consolidated basis, without duplication, an amount equal to the total assets of the Guarantor and its Subsidiaries.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“DBRS” means Dominion Bond Rating Service Limited, or any successor thereto.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 2.13.

“Definitive Notes” means certificated securities in the form of Initial Notes or Exchange Notes, as the case may be, without the Global Note Legend and without the Schedule of Increases or Decreases in Global Note and references thereto as set forth in Exhibits A and B, respectively.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means Notes that are issued pursuant to this Indenture in exchange for other Notes in any exchange offer pursuant to an effective registration statement under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) and which evidence the same continuing indebtedness of the Issuer as such other Notes.

“Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

“Fiscal Year” means the fiscal year of the Guarantor ending on December 31 of each year or such other fiscal year as may be determined by the Guarantor and its Board of Directors.

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, the United States, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country.

“Guarantee” means, with respect to a Person, and except as set out below, any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligation to:

(a) advance or supply funds for the payment or purchase of any Indebtedness of any other Person;

(b) purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any other Person to make payment of Indebtedness; or

(c) indemnify, hold harmless or assure in any other way any other Person from or against any losses, liabilities or damages, in circumstances intended to enable such other Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of such Indebtedness, other than any contract of reinsurance entered into by the Guarantor or any Subsidiary with any other Subsidiary or any other indemnity contract or agreement to hold harmless any Person entered into in the ordinary course of business.

Each Guarantee shall be deemed to be in an amount equal to the amount of the Indebtedness in respect of which the Guarantee is given, unless the Guarantee is limited to a determinable amount in which case the amount of the Guarantee shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee is given and such determinable amount.

“Guarantor” means Kingsway Financial Services Inc., until a successor replaces it and, thereafter, means such successor.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI” or “Institutional Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingent or otherwise, such Indebtedness; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” of a Person means, without duplication, (a) all indebtedness, liabilities and obligations of such Person for borrowed money, (b) all indebtedness, liabilities and obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments

(other than performance, surety and appeals bonds arising in the ordinary course of business, (c) all reimbursement, payment, or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit, or similar facilities, and (d) all indebtedness, liabilities and obligations of such Person, contingent or otherwise, under any Guarantee by such Person of the obligations of another Person of the type referred to in clauses (a) through (c) above.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” means the Notes initially issued on the Issue Date.

“Issue Date” means January 28, 2004.

“Issuer” means Kingsway America Inc., until a successor replaces it and, thereafter, means such successor.

“Legal Holiday” has the meaning ascribed to it in Section 11.08.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, encumbrance, lien or other security interest of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Non-Operating Subsidiaries” means Kingsway U.S. Finance Partnership, Kingsway U.S. Tier II Finance Partnership, Kingsway Nova Scotia Finance, ULC and Metro Claim Services Inc. together with any Subsidiary of the Issuer that does not operate a business and does not hold shares of a company that operates a business.

“Non-U.S. Person” means any Person that is not a “U.S. person” as defined in Rule 902(k) of Regulation S.

“Notes” means the 7.50% Senior Notes due 2014 of the Issuer issued pursuant to this Indenture. For all purposes of this Indenture, the term “Notes” shall include the Initial Notes, any Additional Notes and any Exchange Notes.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Note Register” means the register of Notes, maintained by the Trustee, pursuant to Section 2.03.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Guarantor.

“Parent Guarantee” means the Guarantee of the Obligations by the Guarantor pursuant to this Indenture.

“Participating Broker-Dealer” shall have the meaning set forth in the Registration Rights Agreement.

“Permitted Liens” shall mean Liens on the property of the Guarantor or any of its Subsidiaries which are:

(1)	inchoate or statutory liens or trust claims for taxes, assessments and other governmental charges or levies which are not delinquent or the validity of which are currently being contested in good faith by appropriate proceedings provided that there shall have been set aside a reserve to the extent required by Applicable GAAP in an amount which is reasonably adequate with respect thereto;

(2)	Liens securing Purchase Money Obligations or Capitalized Lease Obligations provided the Lien charges only the asset subject to the Purchase Money Obligations or Capitalized Lease Obligations and no other asset;

(3)	Liens securing Indebtedness of the Guarantor’s Subsidiaries which are Premium Finance Companies;

(4)	Liens securing the Indebtedness under letters of credit issued upon the application of any Subsidiary in connection with reinsurance contracts; and

(5)	Liens existing on the Issue Date.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Premium Finance Companies” means companies that exclusively offer premium financing to assist insureds in making their payments whereby the insured can pay a portion of the premium in monthly installments and pays an additional premium for this option, reflecting handling costs and the income that the insurer would have earned on such premium, had the total amount of the premium been paid at the beginning of the policy period, and, at the date of this Indenture, the Premium Finance Companies of the Guarantor include American Country

Financial Services Corp., AOA Payment Plan, Inc., Appco Finance Corporation, Funding Plus of America and Yorktowne Premium Finance Company.

“Private Exchange” means the offer by the Issuer, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

“Private Exchange Notes” means any 7.50% Senior Notes due 2014 issued in connection with a Private Exchange.

“Proceeding” means any suit, action or other judicial or administrative proceeding.

“Purchase Money Obligations” means the outstanding balance of the purchase price of real and/or personal property (including shares), title to which has been acquired or will be acquired upon payment of such purchase price, or Indebtedness to non-vendor third parties incurred to finance the acquisition of such new and not replacement real and/or personal property or any refinancing of such Indebtedness or outstanding balance.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Registration Rights Agreement” means that certain registration rights agreement dated as of the date of the Indenture by and among the Issuer, the Guarantor and the initial purchasers set forth therein.

“Regulation S” means Regulation S promulgated by the Commission pursuant to the Securities Act, as amended, and any successor regulation.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” means a Note that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

“Restricted Period” means, in relation to the Initial Notes, the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date and, in relation to any Additional Notes that are Restricted Notes, it means the comparable period of 40 consecutive days.

“Restricted Subsidiary” means any Subsidiary of the Guarantor in which (a) the Guarantor’s and its other Subsidiaries’ aggregate investments in and advances to such Subsidiary exceed 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year; or (b) the Guarantor’s and its Subsidiaries’ proportionate share of the total assets of such Subsidiary exceeds 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year; or (c) the Guarantor’s and its other Subsidiaries’ equity in the income from continuing operations before taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 10% of such income of the Guarantor and its Subsidiaries consolidated for the most recently completed Fiscal Year.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facilities” means: (i) the credit agreement dated February 23, 1999, as amended, with respect to a US$100,000,000 credit facility, among the Guarantor, Kingsway U.S. Finance Partnership, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, LaSalle National Bank and First Union National Bank and Canadian Imperial Bank of Commerce, New York Agency; and (ii) the amended credit agreement dated May 27, 2003, as amended, with respect to a Cdn$66.5 million credit facility, among the Guarantor, Kingsway U.S. Finance Partnership, Canadian Imperial Bank of Commerce, HSBC Bank Canada and LaSalle Bank National Association and Canadian Imperial Bank of Commerce, New York Agency, each in force as at the date hereof.

“Senior Debentures” means the Unsecured 8.25% Debentures due December 31, 2007 of Kingsway Financial Services Inc., as issuer, under Trust Indenture dated as of December 6, 2002.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Special Interest” means the additional interest, if any, to be paid on the Notes as described in the Notes as a result of any registration default as set forth in the Registration Rights Agreement.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of a Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, and a Subsidiary means any one of them.

“Successor Guarantor” shall have the meaning assigned thereto in Section 4.02.

“Successor Issuer” shall have the meaning assigned thereto in Section 4.01.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.

“Total Consolidated Capitalization” means at any date, without duplication, the sum of (a) Consolidated Shareholders’ Equity and (b) Consolidated Indebtedness.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means such successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” means securities or other ownership interest of any Person having by the terms thereof ordinary voting power to vote in the election of the board of directors or other persons performing similar functions of such Person (without regarding to the occurrence of any contingency).

“Wholly Owned Subsidiary” of a Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) 100% of (a) the issued and outstanding Capital Stock (other than directors’ qualifying shares) having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Wholly Owned Subsidiaries or by one or more of such Person’s other Wholly Owned Subsidiaries, and a Wholly Owned Subsidiary means any one of them.

Other Definitions

Term	Defined in Section
“Additional Amounts”	10.02
“Agent Members”	2.01	(e)
“Authenticating Agent”	2.02
“Bankruptcy Law”	6.01
“Covenant Defeasance Option”	8.01	(b)
“Custodian”	6.01
“Defaulted Interest Payment Date”	2.13	(a)
“Defaulted Interest”	2.13
“Event of Default”	6.01
“Exchange Global Note”	2.01	(b)
“Global Notes”	2.01	(b)
“Institutional Accredited Investor Global Note”	2.01	(b)
“Issuer Order”	2.02
“Judgment Conversion Date”	11.20
“Judgment Currency”	11.20
“Legal defeasance option”	8.01	(b)
“Note Registrar”	2.03
“Obligations”	10.01
“Paying Agent”	2.03
“Purchase Agreement”	2.01	(b)
“Registrar”	2.03
“Regulation S Global Note”	2.01	(b)
“Required Currency”	11.20
“Restricted Note Legend”	2.01	(d)
“Restricted Payment”	3.04
“Rule 144A Global Note”	2.01	(b)
“Special Interest Notice”	3.15
“Special Record Date”	2.13	(a)
“Taxes”	10.01

SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with Applicable GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with Applicable GAAP.

ARTICLE II

The Notes

SECTION 2.01. Form, Dating and Terms. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Initial Notes issued on the date hereof will be in an aggregate principal amount of US$100,000,000. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes and Exchange Notes. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.06, 2.09, 2.11 or 9.05.

With respect to any Additional Notes, the Issuer shall set forth in (a) a Board Resolution and (b)(i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price and the issue date of such Additional Notes; and

(iii) whether such Additional Notes shall be Restricted Notes issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.

The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b) Except as set forth below, Notes (other than Exchange Global Notes) issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Restricted Note Legend thereon and the “Schedule of Increases or Decreases in Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture including appropriate legends as set forth in Section 2.01(d) (the “Rule 144A Global Note”), deposited on behalf of the purchasers of Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes resold outside the United States of America in reliance on Regulation S shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(d) (the “Regulation S Global Note”), deposited on behalf of the purchasers of Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes resold to IAIs in the United States of America shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(d) (the “Institutional Accredited Investor Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Exchange Notes and Private Exchange Notes exchanged for interests in any Note (other than Exchange Notes and Additional Notes, if any, that are issued pursuant to an effective registration statement under the Securities Act), will be issued in the form of a permanent global Note substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend, if any, set forth in Section 2.01(d) hereof (the “Exchange Global Note”). The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.

The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.”

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth in Exhibit A, Exhibit B and Section 2.01(d).

The Issuer and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c) Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

(d) Restrictive Legends. (i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (v), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restricted Note Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATED PERSON OF THE ISSUER WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY) (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO

THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR. THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE, THE ISSUER AND THE GUARANTOR SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

The Global Notes shall bear the following depositary legend (the “Global Note Legend”) on the face thereof and shall include a Schedule of Increases or Decreases in Global Note as set forth at the end of Exhibits A and B, respectively:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES REPRESENTED HEREBY, TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

(ii) At any time after the Restricted Period, the Registrar shall permit the Holder thereof to exchange an interest in a Regulation S Global Note that bears the Restricted Note Legend for an interest in a Regulation S Global Note that does not bear the Restricted Note Legend (and rescind any restriction on the transfer of such Regulation S Global Note).

(iii) Upon any sale or transfer, pursuant to Rule 144 under the Securities Act, of a Note (including any Global Note) bearing the Restricted Note Legend, the Registrar shall permit the transferee thereof to exchange such Note for an interest in a Global Note that does not bear the Restricted Note Legend (and rescind any restriction on the transfer of such Note), if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iv) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to Restricted Note Legends on such Initial Notes or such Private Exchange Notes will cease to apply, and an interest in a Global Note or an Exchange Global Note, respectively, in each case that does not bear the Restricted Note Legend, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon directions to transfer such Holder’s interest in the Global Note, as applicable.

(v) Upon the consummation of an Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and an interest in Exchange Global Notes that does not bear the Restricted Note Legend will be available to Holders that exchange such Initial Notes in such Exchange Offer.

(vi) Upon the consummation of a Private Exchange with respect to Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and an interest in Exchange Global Notes bearing the Global

Note Legend and the Restricted Note Legend will be available to Holders that exchange such Initial Notes in such Private Exchange.

(e) Book-Entry Provisions. (i) This Section 2.01(e) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary.

(ii) Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.01(d).

(iii) Members of, or direct or indirect participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a Note.

(iv) The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(v) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (f) of this Section 2.01 to beneficial owners who are required to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(vi) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (f) of this Section 2.01, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vii) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(f) Definitive Notes. Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to Applicable Law, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice or cessation or, (ii) the Issuer executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

(g) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(e)(v) or (vi) shall, except as otherwise provided by paragraph (c) of Section 2.06, bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.01(d).

(h) In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer (the “Issuer Order”), authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Issuer, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Issuer shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.04. Paying Agent To Hold Money in Trust. By at least 10:00 a.m. (New York City time) on the date on which any principal of or premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. Any funds provided by the Issuer or the Guarantor to the Trustee or any Paying Agent for the purpose of making any payments on the Notes or the Parent Guarantee (as the case may be), whether pursuant to the Indenture or the Registration Rights Agreement, must be held in an account maintained by the Trustee or such Paying Agent in the State of New York. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer or the Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Issuer, on its own behalf and on behalf of the Guarantor, shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer shall otherwise comply with TIA § 312(a).

SECTION 2.06. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Restricted Note:

(i) the Registrar shall register the transfer if such transfer is being made to a QIB upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantor as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) the Registrar shall register the transfer if such transfer is being made to an IAI upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.07 hereof from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(iii) the Registrar shall register the transfer if such transfer is being made to a Non-U.S. Person upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.08 hereof from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

(b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Global Note prior to the expiration of the Restricted Period:

(i) the Registrar shall register the transfer if such transfer is being made to a QIB upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii) the Registrar shall register the transfer if such transfer is being made to an IAI upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.07 hereof from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them; and

(iii) the Registrar shall register the transfer is such transfer is being made to a Non-U.S. Person upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.08 hereof from the proposed transferee and, if requested by the Issuer or the Trustee, receipt by the Trustee or its agent of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

After the expiration of the Restricted Period, interests in the Regulation S Global Note may be transferred in accordance with applicable law without requiring the certification set forth in Section 2.08 or any additional certification.

(c) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange pursuant to Section 9.05).

(iii) The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 5.04 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall be valid and binding obligations of the Issuer, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(d) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.07. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

Kingsway America Inc.

c/o BNY Midwest Trust Company

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attention: Corporate Trust Department

Dear Sirs:

This certificate is delivered to request a transfer of $             principal amount of the 7.50% Senior Notes due 2014 (the “Notes”) of Kingsway America Inc. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: _______________________________

Address: _____________________________

Taxpayer ID Number: ____________________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional “accredited investor” at least

$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, the Guarantor or any Subsidiary thereof, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States in offshore transactions in compliance with Rule 904 under the Securities Act (if available), (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer relating to the Notes, (f) pursuant to the exemptions from registration provided by Rule 144 under the Securities Act (if available), or (g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e), (f) or (g) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee. As used herein, the terms “Offshore Transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.

TRANSFEREE:

BY

SECTION 2.08. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

[Date]

Kingsway America Inc.

c/o BNY Midwest Trust Company

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attention: Corporate Trust Department

Re:	Kingsway America Inc.
7.50% Senior Notes due 2014 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

You and the Issuer are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee, upon Issuer Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer prior to the Issuer having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Issuer, the Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, the Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those paid pursuant to Section 2.09,

those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds the Note except that the Issuer or an Affiliate of the Issuer shall not obtain voting rights with respect to such Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes maturing and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.11. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.12. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Issuer all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Issuer may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.13. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.03.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer or the Guarantor, as the case may be, may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer or the Guarantor, as the case may be, shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Defaulted Interest Payment Date”), and at the same time the Issuer or the Guarantor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Defaulted Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer or the Guarantor, as the case may be, of such Special Record Date, and in the name and at the expense of the Issuer or the Guarantor, as the case may be, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Defaulted Interest Payment Date therefor to be given in the manner provided for in Section 9.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Defaulted Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Defaulted Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer or the Guarantor, as the case may be, may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer or the Guarantor, as the case may be, to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.15. CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.16. Ranking of Notes. All Notes shall rank pari passu and ratably with all other Notes without discrimination, preference or priority among such Notes. All Notes shall rank pari passu with the Indebtedness under the Senior Credit Facilities and the Senior Debentures, and at least pari passu with all other current and future unsecured and unsubordinated obligations of the Issuer, except to the extent of any mandatory preferences prescribed by Applicable Law. Each Holder by accepting a Note irrevocably authorizes and directs the Trustee on its behalf to take such action (including the execution and delivery of documents of subordination) as may be necessary or appropriate to further assure the priority arrangements provided for in this Indenture with respect to any Notes, including regarding application of payments, the provision of security and the effecting of subordination arrangements, and each Holder appoints the Trustee as its agent for any and all such purposes. A Holder may at any time extend any time of payment applicable to its Notes, including waiver of any Event of Default applicable to such Notes, without notice to or consent from any creditor of the Issuer (including any other Holder) which is subordinate in right of payment to such Holder.

ARTICLE III

Covenants

SECTION 3.01. Payment of Notes. The Issuer shall promptly pay the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Reference in this Indenture and the Notes to “interest” with respect to the Notes shall include any interest payable under the terms of the Notes, including any Special Interest that accrues on the Notes as a result of the provisions of the

Registration Rights Agreement, which Special Interest on the Notes shall be due and payable as provided by the Registration Rights Agreement.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 3.02. Commission Reports.

(a) Notwithstanding that the Guarantor may not be required to report on an annual and quarterly basis pursuant to rules and regulations promulgated by the Commission, so long as any Notes are outstanding, the Guarantor will furnish to the Trustee and, upon request to any Holder, within the time periods specified in the Commission’s rules and regulations, or within 15 days after filing with the Commission, as applicable:

(i) all annual financial information that would be required to be contained in a filing with the Commission on Form 40-F if the Guarantor were required to file this Form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Guarantor’s independent accountants; and

(ii) reports on Form 6-K (or any successor form) containing quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Issuer is required to file such forms under Canadian law or stock exchange requirements); and

(iii) such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Guarantor shall file a copy of all of the information and periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(b) For so long as any Notes remain outstanding and the Guarantor does not have or shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or is not or shall cease to be subject to Section 15 (d) of the Exchange Act, the Guarantor shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 3.03. Limitation on Incurrence of Indebtedness. The Issuer and the Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur any

Indebtedness, provided, however, that the Issuer, the Guarantor and the Restricted Subsidiaries may Incur Indebtedness if on the date thereof:

(a)	the Consolidated Indebtedness of the Guarantor and its Subsidiaries, calculated on a pro forma basis after the Incurrence of such Indebtedness and application of the proceeds thereof, does not exceed 50% of the Total Consolidated Capitalization; and

(b)	the aggregate principal amount of Indebtedness of the Guarantor and its Subsidiaries ranking pari passu with or senior to the Notes (including the Bank Credit Facilities and the Senior Debentures), calculated on a pro forma basis after the Incurrence of such Indebtedness and application of the proceeds thereof, does not exceed 35% of the Total Consolidated Capitalization.

SECTION 3.04. Limitation on Restricted Payments. The Guarantor will not, directly or indirectly:

(a)	declare or pay any dividend or make any other payment or distribution (in cash, property or other assets) in respect of any Capital Stock of the Guarantor;

(b)	cause or allow any of its Restricted Subsidiaries to declare or pay any dividend or make any other payment or distribution (in cash, property or other assets) in respect of any Capital Stock of such Restricted Subsidiary unless such payment or distribution is to the Guarantor or a Wholly Owned Subsidiary of the Guarantor; or

(c)	make or permit the Issuer or any Restricted Subsidiary to make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except (a) a payment of interest or principal at the stated maturity thereof or (b) a purchase or other acquisition for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization obligation or principal payment obligation, in each case, due within one year of the date of such purchase or other acquisition

(any such dividend, distribution, purchase, redemption, defeasance, other acquisition or retirement referred to in subparagraphs (a) through (c) shall be referred to herein as a “Restricted Payment”), if, at the time the Guarantor, the Issuer or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing (or would result therefrom); or

(2) the Consolidated Indebtedness of the Guarantor and its Subsidiaries, calculated on a pro forma basis, would exceed 50% of Total Consolidated Capitalization.

SECTION 3.05. Limitation on Liens. The Guarantor and the Issuer will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any Capital Stock of any Restricted Subsidiary or upon any evidence of Indebtedness issued by any Restricted Subsidiary and owned by the Guarantor, the Issuer or any Restricted Subsidiary, whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due under the Indenture and the Notes equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured, unless, after giving effect thereto, the principal amount of Indebtedness secured by all Liens (other than Permitted Liens), to the extent that the Notes were not required to be secured pursuant to the provisions of this Section 3.05, does not exceed 2% of Consolidated Total Assets.

SECTION 3.06. Limitation on Issuance and Sale of Voting Stock of Restricted Subsidiaries. The Issuer and the Guarantor will not, and will not permit any of their Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Voting Stock in any Restricted Subsidiary to any Person (other than the Issuer, the Guarantor or a Wholly Owned Subsidiary of the Issuer or the Guarantor), unless, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, the aggregate principal amount of the aggregate principal amount of Indebtedness of the Guarantor and its Subsidiaries, calculated on a pro forma basis after such issuance, transfer, conveyance, sale, lease or other disposition, as the case may be, and application of the proceeds thereof, does not exceed 50% of the Total Consolidated Capitalization.

SECTION 3.07. Ownership of the Issuer. The Guarantor will not permit or cause the Capital Stock of the Issuer to be owned, in whole or in part, directly or indirectly by any Person other than the Guarantor or any Non-Operating Subsidiary of the Guarantor.

SECTION 3.08. Payments for Consent. None of the Issuer, the Guarantor or any of their Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 3.09. Maintenance of Office or Agency. The Issuer will maintain in the Burough of Manhattan, The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The office of the Trustee, at 101 Barclay Street, New York, New York 10286, shall be such office or agency of the Issuer in the City of New York for payment and surrender, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency; provided that such office or agency shall at all times be in the Borough of Manhattan, The City of New York. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.10. Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure to so act.

The Issuer will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee prompt written notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Order, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Issuer, shall at the expense of the Issuer cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or premium, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 3.11. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.12. Corporate Existence. Subject to Article IV, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Issuer, the Guarantor and each Restricted Subsidiary; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such existence (except the Issuer), right, license or franchise if the Board of Directors of the Issuer or the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 3.13. Compliance with Laws. The Issuer and the Guarantor shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the Canada, the United States of America, all provinces, states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Guarantor, the Issuer and their respective Restricted Subsidiaries, taken as a whole.

SECTION 3.14. Compliance Certificate; Statement by Officers as to Default. (a) The Issuer shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Issuer a certificate executed by the Issuer’s principal executive officer, principal accounting officer or principal financial officer stating that in the course of the performance by the signer of his or her duties as such officer he or she would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period. If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Issuer or the Guarantor, as the case may be, is taking or proposes to take with respect thereto. The Issuer also shall comply with TIA § 314(a)(4). An Officers’ Certificate shall also notify the Trustee should the then current Fiscal Year be changed to end on any date other than on the date as herein defined.

(b) The Issuer shall deliver to the Trustee, as soon as possible and in any event within fifteen days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 3.15. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.16. Special Interest Notice. In the event that the Issuer is required to pay Special Interest to holders of Notes pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Special Interest Notice”) to the Trustee of its obligation to pay Special Interest no later than 15 days prior to the proposed payment date for the Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Special Interest, or with respect to the nature, extent, or calculation of the amount of Special Interest owed, or with respect to the method employed in such calculation of the Special Interest.

ARTICLE IV

Successor Issuer and Successor Guarantor

SECTION 4.01. Merger and Consolidation of the Issuer. The Issuer will not in a single transaction or a series of related transactions consolidate with or merge with or into another Person (whether or not the Issuer is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the assets of the Issuer and its Subsidiaries taken as a whole to, any Person, unless:

(i)	either (a) the Issuer is the surviving corporation, or (b) the resulting, surviving or transferee Person (the “Successor Issuer”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Canada or any province thereof, and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes, the Registration Rights Agreement and this Indenture;

(ii)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by such entity at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)	the ratings on the Notes will not be lowered by either of S&P or DBRS as a result of such transaction, after giving effect to such transaction;

(iv)	such transaction shall, to the satisfaction of the Trustee, acting reasonably, be upon such terms as substantially to preserve and not to impair in any material respect the rights and power of the Trustee and the Holders under this Indenture;

(v)	the Issuer shall have delivered, and caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(vi)	the Surviving Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal or Canadian tax purposes as a result of such assumption and will be subject to U.S. federal and Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same time as if such assumption had not occurred.

The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Issuer will not be released from the obligation to pay the principal of and interest on the Notes.

Notwithstanding the preceding clause (ii): (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

SECTION 4.02. Merger and Consolidation of the Guarantor. The Guarantor will not in a single transaction or a series of related transactions consolidate with or merge with or into another Person (whether or not the Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the assets of the Guarantor and its Subsidiaries taken as a whole to, any Person, unless:

(i)	either (a) the Guarantor is the surviving corporation, or (b) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Canada or any province thereof, and the Successor Guarantor (if not the Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Parent Guarantee, the Notes, the Registration Rights Agreement and this Indenture;

(ii)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by such entity at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)	the ratings on the Notes will not be lowered by either of S&P or DBRS as a result of such transaction, after giving effect to such transaction;

(iv)	such transaction shall, to the satisfaction of the Trustee, acting reasonably, be upon such terms as substantially to preserve and not to impair in any material respect the rights and power of the Trustee and the Holders under this Indenture;

(v)	the Guarantor shall have delivered, and caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(vi)	the Surviving Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal or Canadian tax purposes as a result of such assumption and will be subject to U.S. federal and Canadian taxes (including withhholding taxes) on the same amounts, in the same manner and at the same time as if such assumption had not occurred.

The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Guarantor will not be released from the obligation under the Parent Guarantee.

Notwithstanding the preceding clause (ii): (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Guarantor and (y) the Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating the Guarantor in another jurisdiction so long as the amount of Indebtedness of the Guarantor and the Restricted Subsidiaries is not increased thereby.

SECTION 4.03. Transfer of Property or Assets of Subsidiaries. For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer the Guarantor, which properties and assets, if held by the Issuer or the Guarantor, as the case may be, instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or the Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or the Guarantor, respectively.

ARTICLE V

Redemption of Notes

SECTION 5.01. Optional Redemption. The Notes may be redeemed, as a whole or from time to time in part at any time on or after February 1, 2009, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Notes set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest (including Special Interest, if any) to the Redemption Date.

SECTION 5.02. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 5.03. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Notes pursuant to Section 5.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer, the Issuer shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuer or the date on which notice is given to the Holders (except as provided in Section 5.05 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.04. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 5.04. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected less than 30 nor not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis among the classes of Notes, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.05. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 11.02 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. At the Issuer’s request, the Trustee shall give notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Issuer’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(i)	the Redemption Date,

(ii)	the redemption price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.07, if any,

(iii)	the aggregate principal amount of Notes being redeemed,

(iv)	if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(v)	in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(vi)	that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Issuer defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(vii)	the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

(viii)	the name, address and telephone number of the Paying Agent,

(ix)	that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

(x)	the CUSIP number, provided, however, that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and any redemption shall not be affected by any defect in such CUSIP numbers, and

(xi)	the paragraph of the Notes pursuant to which the Notes are to be redeemed.

SECTION 5.06. Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption that are beneficially owned by the Issuer and have been delivered by the Issuer to the Trustee for cancellation.

SECTION 5.07. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 5.08. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.09 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs upon:

(1) default by the Issuer in making payment of any principal or premium (if any) with respect to the Notes when due; or

(2) default by the Issuer in making payment of any interest (including Special Interest, if any) or the Guarantor making payment of any Additional Amounts (if any) with respect to the Notes when due, which default continues for a period of 30 days; or

(3) default by the Issuer or the Guarantor in the performance or observance of, or a breach of, any other covenant or agreement of the Issuer or the Guarantor, respectively, under this Indenture or any indenture supplemental hereto or the Notes, which default or breach continues for a period of 60 days after written notice thereof to the Issuer by the Trustee pursuant to Section 11.02 specified below (which notice must specify the default and state that such notice is a “Notice of Default”); or

(4) default by the Issuer, the Guarantor or any of their Subsidiaries in making payment to any Person of any Indebtedness in an aggregate principal amount equal to or exceeding $25,000,000 when due and payable (and such default (or defaults) has (or have) not been waived by such Person within the applicable cure period); or

(5) default by the Issuer, the Guarantor or any of their Subsidiaries in performing or observing any term, covenant, condition or provision applicable to any Indebtedness with the result that Indebtedness in an aggregate amount exceeding $25,000,000 is declared to be or otherwise becomes due and payable prior to the date on which it was otherwise due and payable; or

(6) the Issuer, the Guarantor or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case;

(B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors;

(E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(F) takes any corporate action to authorize or effect any of the foregoing;

or takes any comparable action under any foreign laws relating to insolvency; or

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer, the Guarantor or any Restricted Subsidiary in an involuntary case;

(B) appoints a Custodian of the Issuer, the Guarantor or any Restricted Subsidiary or for any substantial part of its or their property; or

(C) orders the winding up or liquidation of the Issuer, the Guarantor or any Restricted Subsidiary;

or any similar relief is granted under any foreign laws, and such order or decree described in clauses (A), (B) or (C) above or such similar relief under any foreign laws remains unstayed and in effect for 60 days; or

(8) a final judgment (not subject to appeal) is rendered against the Issuer, the Guarantor or any of their Subsidiaries in an aggregate amount in excess of $25,000,000 by a court of competent jurisdiction which judgment remains undischarged and unstayed for a period of 60 days after the date on which the right to appeal has expired; or

(9) any representation or warranty made by the Issuer or the Guarantor in this Indenture is proved to be incorrect in any material respect, unless such representation or warranty is capable of being corrected and the Issuer or the Guarantor shall fail to make such correction within a period of 60 days following written notice in accordance with Section 11.02 from the Trustee to the Issuer or the Guarantor, as the case may be (which notice must specify the incorrect representation or warranty and state that such notice is a “Notice of Default”); or

(10) the Issuer or the Guarantor fails to comply with Article IV; or

(11) Parent Guarantee shall be held on any judicial proceeding to be unenforceable or invalid or shall cease to be in full force and effect (other than in accordance with this Indenture) or the Guarantor shall deny or disaffirm its obligations under the Parent Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the

Winding-Up and Restructuring Act (Canada) or any similar federal or state law for the relief of debtors in any jurisdiction. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Issuer, the Guarantor or the Holders of at least 25% in outstanding principal amount of the Notes by notice to the Issuer, the Guarantor and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable specifying the respective Event of Default. Upon such a declaration, such principal, premium and interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(4) or (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(4) or (5) shall be remedied or cured by the Issuer, the Guarantor and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except for nonpayment of principal, premium, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in Section 6.01(6) or (7) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind an acceleration with respect to the Notes and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Notes that have become due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of at least a majority in principal amount of the Notes then outstanding by notice to the Trustee may waive (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) an existing Default or Event of Default and its consequences except (i) a Default or

Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of at least a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.01 and 7.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in outstanding principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal aggregate amount of the Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any), interest or Additional Amounts (if any) on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceeding relative to the Issuer or the Guarantor (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid for principal of and any premium, interest (including Special Interest, if any) and Additional Amounts on the Notes ratably, without preference or priority of any kind, according to the amounts due and payable for principal of and any premium, interest (including Special Interest, if any) and Additional Amounts on the Notes, respectively; and

Third: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Issuer or the Guarantor, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer at reasonable times and in a reasonable manner, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Section 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

(h) Delivery of the reports, information and documents to the Trustee pursuant to Section 3.02 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a), if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee, and each of its officers, directors, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Issuer, the Guarantor or otherwise). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith, subject to the exceptions contained in Section 7.01(c) hereof.

To secure the Issuer’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Issuer.

The Issuer’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any bankruptcy or similar law, as applicable.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuer, the Guarantor and the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition. The Trustee shall comply with TIA § 310(b).

SECTION 7.11. Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or become a creditor of the Issuer, the Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to Section8.01(c), when (i)(x) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.09) for cancellation or (y) all outstanding Notes not theretofore delivered for cancellation have become due and payable at maturity, whether at maturity or upon redemption or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption pursuant to Article V hereof and the Issuer or the Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound; (iii) the Issuer or the Guarantor has paid or cause to be paid all sums payable under this Indenture and the Notes; and (iv) the Issuer or the Guarantor has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) at the cost and expense of the Issuer or the Guarantor.

(b) Subject to Sections 8.01(c) and 8.02, the Issuer or the Guarantor at its option and at any time may terminate (i) all the obligations of the Issuer and the Guarantor under this Indenture and the Notes (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) the obligations of the Issuer and the Guarantor under Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.13 and 4.01(iii) and 4.02(iii) and the Issuer or the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.01(3) , 6.01(4), 6.01(5), 6.01(6) (but only with respect to a Restricted Subsidiary), 6.01(7) (but only with respect to a Restricted Subsidiary), 6.01(8), 6.01(9) and 6.01(10) (“covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. The Issuer or the Guarantor may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer or the Guarantor exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3) (as such Section relates to Sections 3.02, 3.03, 3.04, 3.05,3.06, 3.07,3.08, and 3.13, 6.01(4), 6.01(5), 6.01(6) (but only with respect to a Restricted Subsidiary), 6.01(7) (but only with respect to a Restricted Subsidiary), 6.01(8), 6.01(9), 6.01(10) or because of the failure to comply with clause (iii) of Sections 4.01 and 4.02.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding the provisions of Sections 8.01(a) and (b), (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust described in Section 8.02, (ii) the Company’s obligations with respect to such Notes under Article II and Section 3.09 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and Guarantor’s obligations in connection therewith, and (iv) this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Issuer irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof the principal of and interest (without reinvestment) on which will be sufficient, or a combination thereof sufficient, for the payment of principal of, and premium, if any, and interest on, the Notes;

(2) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes on the Stated Maturity or on the applicable Redemption Date, as so specified by the Issuer;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence);

(4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Issuer, the Guarantor or any of its Subsidiaries is a party or by which the Issuer, the Guarantor or any of their Subsidiaries is bound;

(5) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Notes and (B) assuming no intervening bankruptcy of the Issuer between the date of deposit and the 91st day following the deposit and that no Holder of the Notes is an insider of the Issuer, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ right generally;

(6) the deposit does not constitute a default under any other agreement binding on the Issuer or the Guarantor;

(7) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(8) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(9) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(10) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article VIII have been complied with.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04. Repayment to Issuer. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of interest on or principal of any

Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders. The Issuer, the Guarantor and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article IV in respect of the assumption by a Successor Issuer of an obligation of the Issuer or a Successor Guarantor of an obligation of the Guarantor under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4) to add additional guarantees with respect to the Notes;

(5) to secure the Notes;

(6) to add additional Events of Default with respect to the Notes;

(7) to evidence and provide for successor trustees;

(8) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(9) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

(10) to make any change that does not adversely affect the rights of any Holder; or

(11) to provide for the issuance of any Additional Notes or Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate, in the Exchange Notes), in accordance with the terms of this Indenture.

After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all

Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected, an amendment may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest and Special Interest, if any, on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Section 5.01, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Parent Guarantee;

(7) subordinate the Notes or the Parent Guarantee to any other obligation of the Issuer or the Guarantor;

(8) make any change to this Indenture or the Notes that would result in the Issuer or the Guarantor being required to make any withholding or deductions from payments made under or with respect to the Notes (including payments made pursuant to the Parent Guarantee);

(9) release the Guarantor from any of its obligations under this Indenture, except in compliance with the terms hereof, or make any change in the Parent Guarantee that would adversely affect the rights of holders to receive payments under the Parent Guarantee;

(10) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(11) make any changes to Section 10.02 that adversely affect the right of any Holder or amend the terms of the Notes of the Indenture in a manner that would result in the loss to any Holder of an exemption from any Taxes as contemplated by Section 10.02.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 9.02 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE X

Parent Guarantee

SECTION 10.01. Guarantee. The Guarantor hereby unconditionally guarantees, on a senior unsecured basis and as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Special Interest) on, and any Additional Amounts with respect to the Notes and all other obligations and liabilities of the Issuer under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or the Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Obligations”). The Obligations of the Guarantor under the Parent Guarantee will rank equally in right of payment with other Indebtedness of the Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Parent Guarantee. The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) any invalidity, irregularity or any unenforceability of any Note or this Indenture; or (f) any change in the ownership of the Issuer.

The Guarantor further agrees that the Parent Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or the Guarantor is released from its Guarantee upon the merger or the sale of all the Capital Stock or assets of the Guarantor in compliance with Section 4.02. The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 10.02. Additional Amounts. All payments in respect of Obligations and all payments made pursuant to Article VIII shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any local, provincial or federal authority or agency therein or thereof having power to tax (collectively, such taxes, fees, duties, assessments or governmental charges are herein referred to as “Taxes”), unless such Taxes are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of Canada or any province, territory, political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in Canada or any province, territory or political subdivision thereof). If a withholding or deduction for Taxes is required with respect to any payment of any Obligation made to a Holder of a Note, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any such Note such additional amounts (“Additional Amounts”) as may be necessary so that every net payment of any Obligation made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Note and this Indenture to be then due and payable if such Taxes had not been withheld or deducted; provided, however, that the Guarantor shall not be required to make payment of such Additional Amounts for or on account of a Holder:

(1) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;

(2) which failed to comply with a timely request of the Issuer or the Guarantor to provide information concerning such Holder’s nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause; or

(3) as to which any combination of the above clauses (1) and (2) is applicable.

nor shall any Additional Amounts be paid with respect to any payment of Obligations to any Holder who is, for Canadian income tax purposes, a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent such payment would be required by the laws of Canada (or any province, territory or political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, or a partner of such partnership, or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest (including Special Interest) or any other amounts (including Additional Amounts) on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of any Additional Amounts pursuant hereto to the extent that, in such context, any Additional Amount is, was or would be payable in respect thereof pursuant to such terms, and express mention of the payment of any Additional Amount (if applicable) in any provision hereof shall not be construed as excluding the payment of any Additional Amount in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Notes, at least 10 days prior to the first Interest Payment Date, and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Guarantor Officers’ Certificate, the Guarantor shall furnish to the Trustee and the Paying Agent, if other than the Trustee, a Guarantor Officers’ Certificate instructing the Trustee and the Paying Agent whether such payment of principal of and premium, if any, interest or any other amounts on the Notes shall be made to Holders of the Notes without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 10.02. If any such withholding shall be required, then such Guarantor Officer’s Certificate shall specify the amount, if any, required to be withheld on such payments to such Holders of the Notes, and the Guarantor agrees to pay to the Trustee or the Paying Agent the Additional Amount required by this Section 10.02. The Guarantor covenants to indemnify the Trustee and the Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Guarantor Officers’ Certificate furnished pursuant to this Section 10.02.

SECTION 10.03. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.04. Release. The Guarantor will be deemed released from all its obligations under this Indenture, the Parent Guarantee and the Registration Rights Agreement and the Parent Guarantee will terminate upon the legal defeasance or covenant defeasance of the Notes pursuant to the provisions of Article VIII hereof.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Issuer:

Kingsway America Inc.

150 Northwest Point Boulevard, 6th Floor

Elk Grove Village, IL 60007

Attention: Chief Financial Officer

With a copy to:

Lord, Bissell & Brook LLP

115 South LaSalle Street

Chicago, IL 60603

Attention: Janet O. Love, Esq.

if to the Guarantor:

Kingsway Financial Services, Inc.

5310 Explorer Drive, Suite 200

Mississauga, Ontario

L4W 5H8

Attention: Chief Financial Officer

With a copy to:

Fogler, Rubinoff LLP

P.O. Box 95

Royal Trust Tower

Toronto-Dominion Center

Toronto, Ontario

M5K 1G8

if to the Trustee:

BNY Midwest Trust Company

2 North LaSalle Street, Suite 1020

Chicago, Illinois 60602

Attention: Corporate Trust Department

Facsimile No.: (312) 827-8542

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this

Indenture, except upon the initial issuance of Notes hereunder, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New

York City or Chicago, Illinois. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

SECTION 11.10. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) The Guarantor irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the Untied States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Guarantor waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(b) The Guarantor irrevocably appoints Lord, Bissell & Brook LLP, 885 Third Avenue, 26th Floor, New York, New York 10022, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to the Guarantor, by the person serving the same as provided in Section 11.02 shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding. The Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.

(c) EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.11. Waiver of Immunities. To the extent that the Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations or liabilities under, or any other matter arising out of or in connection with, this Indenture, the Notes or the Parent Guarantee, the Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 11.12. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Issuer or the Guarantor shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes or the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 11.13. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.15. Variable Provisions. The Issuer initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 11.16. Qualification of Indenture. The Issuer shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 11.17. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 11.18. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.19. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.20. Judgment Currency. (a) The Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that if for the purpose of obtaining or enforcing judgment against the Guarantor in any court it is or becomes necessary to convert the sum due in respect of the principal of (and premium, if any) or interest on the Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York, the Required Currency with the Judgment Currency on the Business Day immediately preceding:

(i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii) the date on which the final unappealable judgment is given, in case the courts referred to in clause (i) above do not give effect to the conversion being made on the date of actual payment

(the date as of which such conversion is made pursuant to clause (i) or (ii) being hereinafter in this Section 11.20 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in clause (ii) of Section 11.20(a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Guarantor shall pay such additional amount (or, as the case may be, such lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c) The Guarantor also agrees, to the fullest extent that it may effectively do so under applicable law, that its obligations under this Indenture and the Notes to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the effective receipt by the payee of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such effective receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sums due under this Indenture.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

KINGSWAY AMERICA INC., as Issuer

By:	/s/ W. Shaun Jackson
Name:	W. Shaun Jackson
Title:	Vice President and Secretary

By:	/s/ William G. Star
Name:	William G. Star
Title:	Director

KINGSWAY FINANCIAL SERVICES INC., as Guarantor

By:	/s/ William G. Star
Name:	William G. Star
Title:	President and Chief Executive Officer

By:	/s/ W. Shaun Jackson
Name:	W. Shaun Jackson
Title:	Executive Vice President and Chief Financial Officer

BNY MIDWEST TRUST COMPANY, as Trustee

By:	/S/ J. Bartolini
Name:	J. Bartolini
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Restricted Note Legend, if applicable]

[Global Note Legend, if applicable]

No. [        ] Principal Amount US$[                        ]

[To be included in Global Notes: “as revised by the Schedule of Increases and Decreases in the Global Note attached hereto”]

CUSIP NO.

KINGSWAY AMERICA INC.

7.50% Senior Note due 2014

Kingsway America Inc., a Delaware corporation, promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars [To be included in Global Notes: “, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,”] on February 1, 2014.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Additional provisions of this Note are set forth on the other side of this Note, which additional provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Kingsway America Inc. has caused this Note to be signed manually or by facsimile by its duly qualified officers.

Dated:

KINGSWAY AMERICA INC.

By:

Name: Title:

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION Dated: BNY MIDWEST TRUST COMPANY, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:

Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

KINGSWAY AMERICA INC.

7.50% Senior Note due 2014

1.	Interest.

Kingsway America Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at 7.50% per annum and Special Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement (as defined below).

The Issuer will pay interest semiannually on February 1 and August 1 (each, an “Interest Payment Date”) of each year, or if any such date is not a Business Day, the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid on the Notes or, if no interest has been paid, from January 28, 2004; provided that the first Interest Payment Date shall be August 1, 2004. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered holders of Notes at the close of business on the January 15 and July 15 (each, a “Record Date”) immediately preceding the Interest Payment Date even if Notes are cancelled or repurchased after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar.

Initially, BNY Midwest Trust Company, an Illinois trust company (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder, as provided in the Indenture (defined below). The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture.

The Issuer issued the Notes under an Indenture dated as of January 28, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, Kingsway Financial Services Inc., as guarantor (the “Guarantor”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect from time to time (the “Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

5.	Parent Guarantee.

The Obligations of the Issuer with respect to the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor pursuant to Article X of the Indenture. The obligations of the Guarantor are set forth in further detail in the Indenture.

6.	Redemption.

Except as described below, the Notes are not redeemable at the Issuer’s option prior to February 1, 2009. On and after such date, the Issuer may, at its option, redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Special Interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on February 1 of the years as set forth below and are expressed as percentages of principal amount:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

If the optional redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.

If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than US$1,000. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes through open market purchases, negotiated purchases, tender offers or otherwise.

7.	Registration Rights.

In addition to rights provided to the Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 28, 2004, between the Company, the Guarantor and the initial purchasers named therein (as the same may be amended or supplemented from time to time in accordance with its terms, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Holders of the Notes will, subject to certain exceptions and on the terms and subject to the conditions specified in the Registration Rights Agreement, have the right to exchange their Notes for a like principal amount of Exchange Notes issued under the Indenture and evidencing the same continuing indebtedness of the Company as the Notes, which Exchange Notes will have been registered under the Securities Act. The Holders of the Notes shall be entitled to receive Special Interest on the Notes in the event such Exchange Offer is not consummated or upon certain other conditions, all on the terms and subject to the conditions set forth in the Registration Rights Agreement.

8.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of principal amount of US$1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 5.04 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

9.	Persons Deemed Owners.

The registered holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money.

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.	Defeasance.

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity.

12.	Amendment, Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantor and the Trustee may amend the Indenture or the Notes to (i) cure any ambiguity, omission, defect or inconsistency, (ii) comply with Article IV of the Indenture in respect of the assumption by a Successor Issuer of an obligation of the Issuer or a Successor Guarantor of an obligation of the Guarantor under the Indenture, (iii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) add additional guarantees with respect to the Notes (v) secure the Notes, (vi) add additional Events of Default with respect to the Notes, (vii) evidence and provide for successor trustees, (viii) add additional covenants of the Issuer for the benefit of the Holders or surrender rights and powers conferred on the Issuer, (ix) comply with any request of the Commission in connection with qualifying the Indenture under the Act, (x) make any change that does not adversely affect the rights of any Holder or (xi) provide for the issuance of any Additional Notes or Exchange Notes in accordance with the terms of the Indenture.

13.	Defaults and Remedies.

Events of Default are as set forth in the Indenture. If an Event of Default (other than an Event of Default related to certain events of bankruptcy or insolvency of the Issuer, the

Guarantor or any of their Restricted Subsidiaries) occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency of the Issuer, the Guarantor or any of their Restricted Subsidiaries are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security that is reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in the interest of Holders.

14.	Trustee Dealings with the Issuer.

Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or their respective Affiliates and may otherwise deal with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Issuer, the Guarantor or the Trustee shall not have any liability for any obligations of the Issuer, the Guarantor or the Trustee under the Notes or the Indenture or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes and the Parent Guarantee.

16.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the

Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Kingsway America Inc.

150 Northwest Point Boulevard, 6th Floor

Elk Grove Village, IL 60007

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint                      as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

TRANSFER CERTIFICATE

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Issuer, the Guarantor or any Subsidiary thereof; or

3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.07 of the Indenture); or

7	☐	transferred pursuant to and in compliance with Rule 144 under the Securities Act; or.

8	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

To be completed by transferee if

(1) or (3) above is checked:

The undersigned transferee represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

(Insert name of transferee)

By:

Executive Officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is                      DOLLARS (US$            ). The following increases or decreases in the principal amount of this Global Note have been made:

Date made	Amount of increase in principal amount of this Global Note	Amount of decrease in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE NOTE]

[Restricted Note Legend, if Private Exchange Note]

[Global Note Legend, if applicable]

No. [ ]	Principal Amount $[ ]
[To be included in Global Notes: “as revised by the Schedule of Increases and Decreases in the Global Note attached hereto”]
CUSIP NO. __________

KINGSWAY AMERICA INC.

7.5% Senior Notes due 2014

Kingsway America Inc., a Delaware corporation, promises to pay to [            ], or registered assigns, the principal sum of [            ] Dollars [To be included in Global Notes: “, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,”] on February 1, 2014.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Additional provisions of this Note are set forth on the other side of this Note, which additional provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Kingsway America Inc. has caused this Note to be signed manually or by facsimile by its duly qualified officers.

Dated:

KINGSWAY AMERICA INC.

By:

Name:
Title:

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Dated:
BNY MIDWEST TRUST COMPANY, as Trustee, certifies that this is one of the Notes referred to in the Indenture.
By:

Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]

KINGSWAY AMERICA INC.

7.50% Senior Note due 2014

1.	Interest.

Kingsway America Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at 7.50% per annum and Special Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement (as defined below).

The Issuer will pay interest semiannually on February 1 and August 1 (each, an “Interest Payment Date”) of each year, or if any such date is not a Business Day, the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid on the Notes or, if no interest has been paid, from January 28, 2004; provided that the first Interest Payment Date shall be August 1, 2004. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered holders of Notes at the close of business on the January 15 and July 15 (each, a “Record Date”) immediately preceding the Interest Payment Date even if Notes are cancelled or repurchased after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar.

Initially, BNY Midwest Trust Company, an Illinois trust company (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder, as provided in the Indenture (defined below). The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.	Indenture.

The Issuer issued the Notes under an Indenture dated as of January 28, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, Kingsway Financial Services Inc., as guarantor (the “Guarantor”), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect from time to time (the “Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of this Note conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

5.	Parent Guarantee.

The Obligations of the Issuer with respect to the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor pursuant to Article X of the Indenture. The obligations of the Guarantor are set forth in further detail in the Indenture.

6.	Redemption.

Except as described below, the Notes are not redeemable at the Issuer’s option prior to February 1, 2009. On and after such date, the Issuer may, at its option, redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest and Special Interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on February 1 of the years as set forth below and are expressed as percentages of principal amount:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

If the optional redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.

If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than US$1,000. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes through open market purchases, negotiated purchases, tender offers or otherwise.

7.	Denominations; Transfer; Exchange.

The Notes are in registered form, without coupons, in denominations of principal amount of US$1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 5.04 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

8.	Persons Deemed Owners.

The registered holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money.

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

10.	Defeasance.

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity.

11.	Amendment, Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantor and the Trustee may amend the Indenture or the Notes to (i) cure any ambiguity, omission, defect or inconsistency, (ii) comply with Article IV of the Indenture in respect of the assumption by a Successor Issuer of an obligation of the Issuer or a Successor Guarantor of an obligation of the Guarantor under the Indenture, (iii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) add additional guarantees with respect to the Notes (v) secure the Notes, (vi) add additional Events of Default with respect to the Notes, (vii) evidence and provide for successor trustees, (viii) add additional covenants of the Issuer for the benefit of the Holders or surrender rights and powers conferred on the Issuer, (ix) comply with any request of the Commission in connection with qualifying the Indenture under the Act, (x) make any change that does not adversely affect the rights of any Holder or (xi) provide for the issuance of any Additional Notes or Exchange Notes in accordance with the terms of the Indenture.

12.	Defaults and Remedies.

Events of Default are as set forth in the Indenture. If an Event of Default (other than an Event of Default related to certain events of bankruptcy or insolvency of the Issuer, the Guarantor or any of their Restricted Subsidiaries) occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency of the Issuer, the Guarantor or any of their Restricted Subsidiaries are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security that is reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in the interest of Holders.

13.	Trustee Dealings with the Issuer.

Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or their respective Affiliates and may otherwise deal with the same rights it would have if it were not Trustee.

14.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Issuer, the Guarantor or the Trustee shall not have any liability for any obligations of the Issuer, the Guarantor or the Trustee under the Notes or the Indenture or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes and the Parent Guarantee.

15.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Kingsway America Inc.

150 Northwest Point Boulevard, 6th Floor

Elk Grove Village, IL 60007

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

_______________________________________

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint              as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

TRANSFER CERTIFICATE

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned’s own account, without transfer; or

2	☐	transferred to the Issuer, the Guarantor or any Subsidiary thereof; or

3	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4	☐	transferred pursuant to an effective registration statement under the
Securities Act; or

5	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

6	☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.07 of the Indenture); or

7	☐	transferred pursuant to and in compliance with Rule 144 under the Securities Act; or

8	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Issuer may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

To be completed by transferee if

(1) or (3) above is checked:

The undersigned transferee represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

(Insert name of transferee)

By:

Executive Officer

[TO BE ATTACHED TO EXCHANGE GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is              DOLLARS (US$            ). The following increases or decreases in the principal amount of this Global Note have been made:

Date made	Amount of increase in principal amount of this Global Note	Amount of decrease in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee